Exhibit 4.2

Principal Life Insurance Company Raleigh, NC 27612 1-800-999-4031 A member of the Principal Financial Group*	THE EXECUTIVE NONQUALIFIED “EXCESS” PLANSM

ADOPTION AGREEMENT

THIS AGREEMENT is the adoption by Nobel Learning Communities, Inc. (the “Employer”) of the Executive Nonqualified Excess Plan (“Plan”).

W I T N E S S E T H :

WHEREAS, the Employer desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and shall apply to amounts deferred after January 1, 2005, and to amounts deferred under the terms of any predecessor plan which are not earned and vested before January 1, 2005; and

WHEREAS, the Employer has been advised by Principal Life Insurance Company to obtain legal and tax advice from its professional advisors before adopting the Plan, and Principal Life Insurance Company disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement;

NOW, THEREFORE, the Employer hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.6 Committee: The duties of the Committee set forth in the Plan shall be satisfied by:

☐	(a)	The administrative committee of at least three individuals appointed by the Board to serve at the pleasure of the Board.

☒	(b)	Employer.

☐	(c)	Other (specify):

2.7 Compensation: The “Compensation” of a participant shall mean all of a participant’s:

☒	(a)	Base salary.

☒	(b)	Service Bonus.

☒	(c)	Performance-Based Compensation earned in a period of 12 months or more.

☐	(d)	Commissions.

☐	(e)	Compensation received as an Independent Contractor reportable on Form 1099.

☐	(f)	Employer Contributions Only.

2.8 Crediting Date: The Deferred Compensation Account of a Participant shall be credited with the amount of any Participant Deferral to such account at the time designated below:

☐	(a)	The last business day of each Plan Year.

☐	(b)	The last business day of each calendar quarter during the Plan Year.

☐	(c)	The last business day of each month during the Plan Year.

☐	(d)	The last business day of each payroll period during the Plan Year.

☐	(e)	Each pay day as reported by the Employer.

☒	(f)	Any business day on which the Participant Deferral is received by the Provider.

☐	(g)	Other: __________________________________________.

2.12 Effective Date:

	☒	(a)	This is a newly-established Plan, and the Effective Date of the Plan is January 1, 2007.

	☐	(b)	This is an amendment and restatement of a plan named with an effective date of . The Effective date of this amended and restated Plan is . This is amendment number .

2.18	Normal Retirement Age: The Normal Retirement Age of a Participant shall be:

	☒	(a)	Age 65.

	☐	(b)	The later of age or the anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

	☐	(c)	Other: ____________________________________________.

2.22 Participating Employer(s): As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN
Nobel Learning Communities, Inc.	1615 West Chester Pike, Suite 200	(484) 947-2000	22-2465204
West Chester, PA 19343

2.24 Plan: The name of the Plan as applied to the Employer is

The Executive Nonqualified Excess Plan of Nobel Learning Communities. Inc.

2.25 Plan Administrator: The Plan Administrator shall be:

☐	(a)	Committee.

☒	(b)	Employer.

☐	(c)	Other: .

2.27 Plan Year: The Plan Year shall end each year on the last day of the month of December.

2.35 Trust:

☒	(a)	The Employer does desire to establish a “rabbi” trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

☐	(b)	The Employer does not desire to establish a “rabbi” trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan.

☐	(c)	The Employer desires to establish a “rabbi” trust for the purpose of setting aside assets of the Employer contributed thereto for the payment of benefits under the Plan upon the occurrence of a Change in Control.

4.1 Participant Deferral Credits: Subject to the limitations in Section 4.1 of the Plan, a Participant may elect to have his Compensation (as selected in Section 2.7 of this Adoption Agreement) deferred within the annual limits below by the following percentage or amount as designated in writing to the Committee:

☒	(a)	Base salary: maximum deferral: $ or %

☒	(b)	Service Bonus: maximum deferral: $ or %

☒	(c)	Performance-Based Compensation: maximum deferral: $ or %

☐	(d)	Other: . maximum deferral: $ or %

☐	(e)	Participant deferrals not allowed.

4.2 Employer Credits: The Employer will make Employer Credits in the following manner:

☒	(a) Employer Discretionary Credits: The Employer may make discretionary credits to the Deferred Compensation Account of each Participant in an amount determined as follows:

	☒	(i) An amount determined each Plan Year by the Employer.

	☐	(ii) Other: .

☒	(b) Employer Profit Sharing Credits: The Employer may make profit sharing credits to the Deferred Compensation Account of each Participant in an amount determined as follows:

	☒	(i) An amount determined each Plan Year by the Employer.

	☐	(ii) Other: .

☐	(c)	Other: .

☐	(d)	Employer Credits not allowed.

5.3 Death of a Participant: If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the vested balance in the Deferred Compensation Account of the Participant determined as of the date payments to the Beneficiary commence, plus:

☐	(a	)	An amount to be determined by the Committee.

☒	(b	)	Other: An amount determined by the Employer

☐	(c	)	No additional benefits.

5.4 In-Service Distributions: In-service accounts are permitted under the Plan:

☒	(a)	Yes, with respect to:
		☐	Participant Deferral Credits only.
		☐	Employer Credits only.
		☒	Participant Deferral and Employer Credits.

In-service distributions may be made in the following manner:
		☒	Single lump sum payment.
		☒	Annual installment payments over no more than 5 years.

If applicable, amounts not vested at the specified time of distribution will be:
		☐	Forfeited
		☒	Distributed annually when vested

☐	(b)	No in-service distributions permitted.

5.5 Education Distributions: Education accounts are permitted under the Plan:

☒	(a)	Yes, with respect to:
		☐	Participant Deferral Credits only.
		☐	Employer Credits only.
		☒	Participant Deferral and Employer Credits.

Education distributions may be made in the following manner:
		☒	Single lump sum payment.
		☒	Annual installment payments over no more than 5 years.

If applicable, amounts not vested at the specified time of distribution will be:
		☐	Forfeited
		☒	Distributed annually when vested

☐	(b)	No education distributions permitted.

5.6 Change in Control: Participant may elect to receive distributions under the Plan upon a Change in Control:

☒	(a)	Yes, Participants may elect upon initial enrollment to have accounts distributed upon a Change in Control.

☐	(b)	Participants may not elect to have accounts distributed upon a Change in Control.

6.1 Payment Options: Any benefit payable under the Plan upon a Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Participant Deferral Agreement:

1.	Separation from Service other than Retirement (Retirement is defined by the Employer)

☒	(a)	A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

☐	(b)	Approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan not to exceed years.

☐	(c)	Other: .

2.	Separation from Service due to Retirement

☒	(a)	A lump sum in cash as soon as practicable following the date of the Qualifying Distribution Event.

☒	(b)	Approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan not to exceed 10 years.

☐	(c)	Other: .

3.	Death

☒	(a)	A lump sum in cash upon the date of the Qualifying Distribution Event.

☐	(b)	Approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan not to exceed years.

☐	(c)	Other: .

4.	Disability

☒	(a)	A lump sum in cash upon the date of the Qualifying Distribution Event.

☐	(b)	Approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan not to exceed years.

☐	(c)	Other: .

5.	Change in Control

☒	(a)	A lump sum in cash upon the date of the Qualifying Distribution Event.

☐	(b)	Approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan not to exceed years.

☐	(c)	Other: .

☐	(d)	Not applicable (if not permitted in 5.6)

6.2 De Minimis Amounts. Notwithstanding any payment election made by the Participant, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment if the payment accompanies the termination of the Participant’s entire interest in the Plan and the amount of such payment does not exceed $10,000.

7. Vesting: An Active Participant shall be fully vested in the Employer Credits made to the Deferred Compensation Account upon the first to occur of the following events:

☒	(a)	Normal Retirement Age.
☒	(b)	Death.
☒	(c)	Disability.
☒	(d)	Change in Control
☐	(e)	Other: .
☒	(f)	Satisfaction of the vesting requirement specified below:

	☒	Employer Discretionary Credits:

		☐	(i)	Immediate 100% vesting.

		☐	(ii)	100% vesting after Years of Service.

		☐	(iii)	100% vesting at age .

		☒	(iv)	Number of Years of Service	Vested Percentage
				Less than 1	0%
				1	25%
				2	50%
				3	75%
				4	100%
				5%
				6%
				7%
				8%
				9%
				10 or more	%

	For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

		☒	(1)	First Day of Service.

		☐	(2)	Effective Date of the Plan Participation.

		☐	(3)	Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all Employer Discretionary Credits to the Deferred Compensation Account shall be 100% vested upon the following event(s): ___________.

☒ Employer Profit Sharing Credits:

☐	(i)	Immediate 100% vesting.

☒	(ii)	100% vesting after 5 Years of Service.

☐	(iii)	100% vesting at age .

☐	(iv)	Number of Years of Service	Vested Percentage
		Less than 1%
		1%
		2%
		3%
		4%
		5%
		6%
		7%
		8%
		9%
		10 or more	%

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

☐	(1)	First Day of Service.

☐	(2)	Effective Date of the Plan Participation.

☐	(3)	Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Profit Sharing Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all Employer Profit Sharing Credits to the Deferred Compensation Account shall be 100% vested upon the following event(s): .

☒	(4)	Other: Current employees eligible for employer profit sharing contribution shall begin vesting starting on July 1, 2006. All newly hired or promoted executives shall begin the five year vesting based on the effective date of their first employer profit sharing contribution.

☐ Other Employer Credits:

☐	(i)	Immediate 100% vesting.

☐	(ii)	100% vesting after Years of Service.

☐	(iii)	100% vesting at age .

☐	(iv)	Number of Years of Service	Vested Percentage
		Less than 1%
		1%
		2%
		3%
		4%
		5%
		6%
		7%
		8%
		9%
		10 or more	%

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

☐	(1)	First Day of Service.

☐	(2)	Effective Date of the Plan Participation.

☐	(3)	Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Credit is made to his or her Deferred Compensation Account. Notwithstanding the vesting schedule elected above, all other Employer Credits to the Deferred Compensation Account shall be 100% vested upon the following event(s): .

14. Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Section 2.5 of the Plan shall be amended to read as provided in attached Exhibit A.

17.9 Construction: The provisions of the Plan and Trust (if any) shall be construed and enforced according to the laws of the State of Pennsylvania, except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year stated below.

Nobel Learning Communities, Inc. Name of Employer

By:	Tom Frank
Authorized Person

Date:	December 12, 2006

NOTE: Execution of this Adoption Agreement creates a legal liability of the Employer with significant tax consequences to the Employer and Participants. The Employer should obtain legal and tax advice from its professional advisors before adopting the Plan. Principal Life Insurance Company disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement.

Exhibit A

“Change of Control” shall be deemed to have taken place if (i) any “person” becomes the “beneficial owner” (as such terms are defined in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder) of shares of Employer having 50% or more of the total number of votes that may be cast for the election of Employer’s directors; or (ii) there occurs a cash or tender offer for Employer shares, merger, or other business combination, or sale of assets or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of Employer before the event shall cease to constitute a majority of the Board or of the board of directors of any successor to Employer.